EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Bioject Medical Technologies Inc., does hereby constitute and appoint Christine M. Farrell his or her true and lawful attorney and agent to do any and all acts and things and to execute in his or her name (whether on behalf of Bioject Medical Technologies Inc., or as an officer or director of said Registrant, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Bioject Medical Technologies Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of 200,000 shares of Common Stock of Bioject Medical Technologies Inc. issuable pursuant to the Bioject Inc. 401(k) Retirement Benefit Plan, and 800,000 shares of Common Stock of Bioject Medical Technologies inc. issuable pursuant to the Executive Employment Agreement including specifically, but without limitation thereto, power and authority to sign his or her name (whether on behalf of Bioject Medical Technologies Inc., or as an officer or director of said Registrant, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Ralph Makar Ralph Makar	President and Chief Executive Officer (Principal Executive Officer)	August 26, 2008

/s/ Christine M. Farrell Christine M. Farrell	Vice President of Finance (Principal Accounting and Financial Officer)	August 26, 2008

/s/ David S. Tierney David S. Tierney, M.D.	Chairman of the Board	August 26, 2008

/s/ Joseph F. Bohan Joseph F. Bohan	Director	August 26, 2008

/s/ Randall D. Chase Randall D. Chase, Ph.D.	Director	August 26, 2008

/s/ Jerald S. Cobbs Jerald S. Cobbs	Director	August 26, 2008

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Signature	Title	Date
/s/ Edward L. Flynn Edward L. Flynn	Director	August 26, 2008

/s/ Brigid A. Makes Brigid A. Makes	Director	August 26, 2008

/s/ John Ruedy John Ruedy, M.D.	Director	August 26, 2008

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